                                                                     EXHIBIT 5.2

                 [Milbank Tweed Hadley & McCloy LLP Letterhead]

                               December 23, 2002

Grupo TMM, S.A.
TMM Holdings, S.A. de C.V.
Avenida de la Cuspide, No. 4755
Colonia Parques del Pedregal
14010 Mexico, D.F.

         Re:      Grupo TMM, S.A.
                  TMM Holdings, S.A. de C.V.
                  REGISTRATION ON FORM F-4 (NO. 333-99075)
                  ----------------------------------------

Ladies and Gentlemen:

         We have acted as special United States counsel to Grupo TMM, S.A., a SOCIEDAD ANONIMA organized under the laws of Mexico (the "Company"), and TMM Holdings, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE organized under the laws of Mexico and a wholly owned subsidiary of the Company (the "Guarantor"), in connection with the proposed offers to exchange (the "Exchange Offers") up to $376,875,000 aggregate principal amount of the Company's Senior Notes due 2010 (the "Securities") to be issued under an indenture (the "Indenture") to be entered into between the Company, the Guarantor and The Bank of New York, as trustee (the "Trustee"), for all of the Company's outstanding 9 1/2% Notes due 2003 and 10 1/4% Notes due 2006.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement of Form F-4 (File No. 333-99075) as filed with the Securities and Exchange Commission (the "Commission") on August 28, 2002 under the Act, Amendment No. 1 thereto filed with the Commission on September 27, 2002 Amendment No. 2 thereto filed with the Commission on October 28, 2002 and Amendment No. 3 thereto filed with the Commission on December 23, 2002 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Indenture filed as Exhibit
4.15 to the Registration Statement; and (iii) the form of the Securities, including the form of the Guarantee, included in the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, the Guarantor and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantor and others.

         Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

         In rendering this opinion, we have relied, without independent investigation, on the opinion of Haynes & Boone, S.C., Mexican counsel to the Company, to the effect that the Indenture, the Securities and the Guarantee have been duly authorized by all necessary corporate and stockholder action on the part of the Company and the Guarantor. As to all matters governed by or affected by Mexican law, we have relied upon the opinion of Haynes & Boone, S.C., Mexican counsel to the Company, filed as Exhibit 5.1 to the Registration Statement.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the interest rate, maturity, redemption and other terms of the Securities as well as the terms pursuant to which the Securities are to be exchanged pursuant to the Exchange Offers and other matters relating to the issuance and sale of the Securities have been approved by all necessary corporate or other action on the part of the Company and the Guarantor; (iii) the Indenture has been duly executed and delivered by the Company and the Guarantor; (iv) the Securities, including the Guarantee, have been duly executed and authenticated in accordance with the terms of the Indenture; and (v) the Securities, including the Guarantee, have been issued pursuant to the Exchange Offers upon the terms set forth in the Registration Statement and the exhibits thereto, (a) the Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and (b) the Guarantee will be a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except, in each such case, (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally and except as such enforceability is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (x) the possible unavailability of injunctive relief or any other equitable remedy and (y) concepts of materiality, reasonableness, good faith and fair dealing and (B) we express no opinion as to the enforceability or effect of Section 5.11 of the Indenture.

         Based upon and subject to the qualifications and limitations set forth under the caption "Material United States Federal Income Tax Considerations" in the Registration Statement, we are of the opinion that the statements contained under such caption are, to the extent they concern matters of law or legal conclusions, correct in all material respects and that such statements constitute our opinion.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the references to our firm under the captions "Legal Matters" and "Material United States Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not admit we are within the category of persons whose consent is required under Section 7 of the Act.

                                 Very truly yours,

                                 /s/ Milbank, Tweed, Hadley & McCloy LLP

                                 Milbank, Tweed, Hadley & McCloy LLP

TCJ/KJB



                                       2